CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form 10-SB Registration Statement, of Luminary Acquisition Corporation our report as of and for the period ended October 31, 1999 dated November 18, 1999 relating to the financial statements of Luminary Acquisition Corporation which appears in such Form 10-SB.

                            WEINBERG & COMPANY, P.A.
                            Certified Public Accountants

Boca Raton, Florida
December 6, 1999